Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Shares of Sportradar Group AG together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: August 14, 2025

Radcliff SR I LLC

By:	/s/ Eli Goldstein
Eli Goldstein, a Managing Member of the Managing Member, Radcliff SPV Manager LLC

Radcliff SPV Manager LLC

By:	/s/ Eli Goldstein
Eli Goldstein, a Managing Member

Eli Goldstein

By:	/s/ Eli Goldstein
Eli Goldstein, Individually

Evan Morgan

By:	/s/ Evan Morgan
Evan Morgan, Individually